UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 5, 2011
Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Motion for Summary Judgment in the Colburn Matter (Colburn Matter #1). As previously reported on the Signature Group Holdings, Inc. (the ‘Company”) Annual Report on Form 10-K for the year ended December 31, 2010, on December 8, 2009, Gwyneth Colburn, the former Executive Vice President for Fremont Investment & Loan’s Commercial Real Estate group filed a complaint against Fremont Investment & Loan and unnamed defendants for breach of contract related to a Management Continuity Agreement executed in August 2003, and extended in August 2006 (“MCA”). Ms. Colburn claims she is owed approximately $2.0 million for severance, plus 87,183 shares of restricted stock valued at $4.01 per share at the time of her termination effective August 28, 2007, and the value of 36 months’ welfare benefits.

On August 3, 2011, the Company obtained the California Superior Court’s Order granting the Company’s Motion for Summary Judgment. The Court has not yet entered a final judgment.

New Lawsuit Filed by Gwyn Colburn (Colburn Matter #2). On August 1, 2011, Gwyneth Colburn, served a new complaint against the Company, as the renamed Fremont General Corporation, and unnamed defendants for breach of contract, certain California Labor Code violations and breach of fiduciary duty related the MCA. This lawsuit seeks the same damages as those alleged in Colburn Matter #1 and those alleged in her Proof of Claim in the Bankruptcy Proceeding. That is, Ms. Colburn claims she is owed at least $3.15 million for: severance, the value of 131,185 shares of restricted stock at the time of her termination, and the value of 36 months’ welfare benefits. The Company intends to vigorously defend against this new lawsuit.

Ms. Colburn’s Proof of Claim in the Fremont General Corporation Bankruptcy Proceeding (‘the Bankruptcy Proceeding”) for severance, bonus, benefits and restricted stock in the amount of $2.6 million remains outstanding and the Company intends to vigorously defend against this claim.

Lawsuit Filed by Kyle Walker. On August 3, 2011, the Company obtained a complaint filed by Kyle Walker, the former Chief Executive Officer and President of Fremont Investment & Loan, against the Company and unnamed defendants for breach of contract, certain California Labor Code violations and breach of fiduciary duty related a Management Continuity Agreement executed in August 2003, and extended in August 2006. The complaint has not yet been served on the Company. Mr. Walker claims he is owed at least $3.5 million for: severance, the value of 131,185 shares of restricted stock at the time of his termination, and the value of 36 months’ welfare benefits. If served the complaint, the Company intends to vigorously defend against this lawsuit.

Mr. Walker also filed a Proof of Claim in the Bankruptcy Proceeding for severance, bonus, benefits and restricted stock in the amount of $2.6 million which remains outstanding. The Company intends to vigorously defend against this claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

By: /s/ David N. Brody
Name: David N. Brody
Title: Senior Vice President, Counsel and Secretary

Dated August 5, 2011